EXHIBIT 10(i)

PROMISSORY NOTE

US$100,000

JANUARY 24, 2007

Trustcash, LLC

400 Park Avenue

Suite 1420

New York, NY 10022

        FOR VALUE RECEIVED, the undersigned promises to pay to the order of Ouvo, Inc. (the “Lender”), the principal sum of US$100,000 in lawful currency of the United States, together with interest thereon at a rate of 10% per annum calculated from the date hereof, compounded annually not in advance, as well as after before maturity, default and judgment, and repayable in full plus accrued interest on April 30, 2007.

        Notwithstanding the foregoing, it is understood that the undersigned shall pay to the lender all of the principal and interest evidenced by this promissory note within ten days of the closing of the Formal Agreement described in the Term Sheet, dated for reference, January 18,2007, enters into between the Lender and Investa Capital Partners LLC.

        This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the lender dated of even date herewith.

        Presentment, protest, notice of protest and notice of dishonour are hereby waived.

      Trustcash, LLC

/s/ Gregory Moss, President

      Signature

Gregory Moss, President

Name of Signatory and Title